EX-10.1
                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is made as of October 13, 2000 by and between I-Many, Inc., a Delaware corporation having its principal place of business at 537 Congress Street, 5th Floor, Portland, ME 04101-3353 (the "Company") and Leigh Powell, a resident of 744 Signal Light Road, Moorestown, NJ 08057 ("Executive").

         WHEREAS, the Company desires to employ Executive, and Executive desires to be employed by the Company, and the Board of Directors of the Company (the "Board of Directors") has determined that it is in the best interests of the Company and its shareholders to formalize the employment relationship pursuant to this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the Company and the Executive agree as follows:

1.       EMPLOYMENT.

                  1.1 POSITION. The Company agrees to employ Executive in the position(s) stated in EXHIBIT A to this Agreement. Executive accepts employment with the Company in such capacity and agrees to serve the Company faithfully, diligently and to the best of his or her ability pursuant to the responsibilities and goals set forth in the position description attached to this Agreement as EXHIBIT A. Executive agrees to assume other roles and responsibilities as may be assigned from time to time by the Board of Directors, and which are consistent with the Executive's title and position. During the course of Executive's employment with the Company, Executive agrees to devote his or her full business time, energy, attention, and skill to such employment and agrees not to, directly or indirectly, engage or participate in, or become employed by, or become a director, officer, or partner of, or provide services for compensation to or in connection with, any business activity that would be considered competitive with the business of the Company or which conflicts or interferes with the performance of Executive's obligations under this Agreement without the express written consent of the Board of Directors.

                  1.2 EMPLOYMENT TERM. Executive's employment with the Company shall be at will and, subject to the terms and conditions herein, this agreement shall be terminable accordingly.

2.       COMPENSATION.

                 2.1 SALARY. The Company shall compensate Executive as set forth on EXHIBIT A hereto subject to all standard employment deductions. The Base Salary (as defined therein) shall be paid to Executive in accordance with the Company's normal payroll practices. Executive's Base Salary may be increased (but not decreased) annually at the discretion of the Board of Directors.

                 2.2  BONUS PLAN.

                  (a) During the terms of his or her employment, Executive shall be a participant in a discretionary, performance-based bonus program, the terms of which, for an initial, 12-month period, shall be as stated in the attached EXHIBIT B, and the remainder of which shall be as determined subsequently by the Board of Directors or a Compensation Committee thereof. The performance related bonus shall be subject to all standard employment deductions.

                  (b) In addition, Executive, provided that he is employed in good standing by the Company on January 1, 2002, shall receive a direct stock grant on January 2, 2002 of 100,000 shares of Company's common stock provided that the average of the two highest Thirty-Day Averages ending on December 31, 2001, is equal to or greater than $20.00. For the purposes of this Section 2.2, "Thirty-Day Average" means the average over thirty consecutive days of the daily closing prices of the Company's common stock (as listed in the national edition of the Wall Street Journal) for each of the three consecutive thirty-day periods commencing ninety days prior to December 31 of any year.

                  (c) In addition, Executive, provided that he is employed in good standing by the Company on January 1, 2003, shall receive a direct stock grant on January 2, 2003 of 100,000 shares of Company's common stock provided that the average of the two highest Thirty Day Averages ending on December 31, 2002, is equal to or greater than $30.00.

                  (d) Furthermore, if Executive is employed in good standing by the Company on January 1, 2003 , or in the event he is terminated (other than for Cause) at any time prior to January 1, 2003, Executive shall receive a direct stock grant of 100,000 shares of Company common stock.

                  2.3      STOCK OPTIONS.

                  (a) Vested Shares and Demand Note. The Executive agrees to issue to the Company a demand note ("Demand Note") in an amount not to exceed $1,000,000 (one million dollars), for the sole purpose of the Executive exercising those stock options vested at the time of the execution of this Agreement and paying associated taxes. A copy of this Demand Note and associated Pledge Agreement and Assignment of Shares is attached as EXHIBIT C.

                  (b) Change of Control and Acceleration of Unvested Shares.
                      As a condition to the effectiveness of this Agreement, Executive agrees to execute and deliver to the Company Omnibus Amendment No. 1 to Incentive Stock Option (the "ISO Amendment"). A copy of this ISO Amendment is attached as EXHIBIT D.

         3.       OTHER BENEFITS.

                  3.1 BENEFIT PLANS. During the term of his or her employment, Executive shall be entitled to participate in the Company's benefit plans and programs, if any, made available generally to other employees or executives similarly situated with the Company, including, but not limited to, medical and health care plans, life insurance, disability and a 401(k) plan.

                  3.2 VACATION. Executive shall be entitled to three (3) weeks of annual vacation, to be accrued and taken in accordance with the vacation policy of the Company for similarly situated employees or executives, but which in any case may be carried over from year to year to the extent not taken.

                  3.3 EXPENSES. The Company shall reimburse Executive for all reasonable business expenses incurred by Executive in connection with, or related to, the performance of Executive's duties, responsibilities or services under this Agreement, upon Executive's presentation to the Company of expense statements, vouchers or other supporting information, in accordance with Company practices.

         4. NONDISCLOSURE, INVENTION AND NONCOMPETITION. As a condition to the effectiveness of this Agreement, Executive agrees to execute and deliver to the Company a nondisclosure, invention and noncompetition agreement (the "Nondisclosure, Invention and Noncompetition Agreement"), a copy of which is attached as EXHIBIT E.

5.       TERMINATION OF EMPLOYMENT.

                  5.1 MEANS OF TERMINATION. Subject to the terms and conditions hereof, Executive's employment shall terminate:

                  (a) At the discretion of the either party at any time for any reason;

                  (b) At the election of the Company for Cause, as such term is defined herein; or

                  (c) Upon the death or permanent disability of Executive. As used in this Agreement, the term "disability" shall mean the inability of the Executive, due to a physical or mental disability, for a period of 120 days, whether or not consecutive, during any 360-day period to perform the essential functions of the job, including the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Executive and the Company, PROVIDED THAT, if the Executive and the Company do not agree on a physician, the Executive and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties.

5.2      EFFECTS OF TERMINATION.

                  (a) Termination by the Company - Other than For Cause. If (i)
                      Executive's employment is terminated solely upon the discretion of the Company pursuant to any reason other than for Cause, as defined below; (ii) Executive resigns because Executive's salary and/or potential bonus are decreased below the Base Salary and initial bonus identified in Section 2 above, or, in any later year, below the Base Salary and/or potential bonus of the previous year; (iii) Executive resigns because of a material reduction in the level of Executive's job responsibilities as set forth on EXHIBIT A, or is asked to report to anyone other than the Board, or is demoted in title, or (iv) the principal office in which the Executive works is relocated without the Executive's consent to a new location which lengthens the Executive's daily commute by a distance in excess of 50 miles Executive shall be entitled to the following:

                           (i) SALARY AND ACCRUED VACATION. Pro-rated salary through the date of termination and accrued vacation earned but not yet paid and any earned but unpaid bonus, the availability and pro rata calculation of which shall be as determined at the discretion of the Board of Directors;

                           (ii) SEVERANCE. The Company shall pay to Executive severance equal to nine (9) months of Executive's annualized base salary in effect as of the date of termination, payable in accordance with the Company's usual payroll practices. In addition, on the date of termination, Executive will be entitled to retain the stock grants received by such date in accordance with the provisions of Sections 2.2(a), (b) and (c).

                         (iii) MEDICAL BENEFITS. Executive's coverage under the company-sponsored group health insurance plan will continue through his or her termination date ("Termination Date"). After the Termination Date, the Company will continue to maintain Executive as a participant its health insurance plan as required under Consolidated Omnibus Budget Reconciliation Act of 1985 (often referred to as "COBRA"). The Company will pay Executive's cost of continued participation until the earlier of the end of the Noncompete period per Subsection 4 or Executive's commencement of any employment activity with any third party including, but not limited to, employment, consulting or independent contracting. In the event that Executive becomes covered by group health insurance while continuing his or her health insurance benefits under COBRA, the Company's obligation under this paragraph shall cease at that time.

                           (iv) OTHER BENEFITS. Executive will be eligible to participate in the other benefit plans of the Company, at the Company's cost and as long as continued participation is permitted under the terms and conditions of such plans, until the earlier of the end of the Noncompete period per Subsection 4 or Executive's commencement of any employment activity including, but not limited to, employment, consulting or independent contracting.

                  (b) Termination by the Company - For Cause. The Company may
                      terminate Executive's employment for Cause at any time upon thirty day's written notice without cure by the Executive (in the case of (a) or (c) below, and without prior written notice, in the case of (b) and (d) below. If the Company terminates Executive's employment for Cause, it shall have no further obligations to Executive under this Agreement except for the payment of (i) awarded but not yet paid bonus, (ii) accrued and unpaid salary and vacation time, through the effective date of termination, and (iii) unpaid expenses incurred by the Executive and submitted in compliance with this Agreement. For purposes of this Agreement, "Cause" for termination shall be deemed to exist upon (a) a good faith finding by the Company of refusal of Executive to perform his or her assigned duties, consistent with the terms of this Agreement, for the Company, (b) material dishonesty, (c) gross negligence or gross misconduct in a manner that materially interferes with Executive's job performance, or (d) the conviction of Executive of, or the entry of a pleading of guilty or nolo contendre by Executive to, any crime involving moral turpitude or any felony.

                  (d) Termination through Death, Disability. In the event of
                      Executive's death while employed hereunder, Executive or his or her legal representative(s) shall be entitled to all amounts payable through the last date of employment, including pro-rated salary earned but not yet paid and any earned but unpaid bonus, the availability and pro rata calculation of which shall be as determined at the discretion of the Board of Directors.

         6.       MISCELLANEOUS.

                  6.1 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the Company's successors in interest, including, without limitation, successors through merger, consolidation, or sale of substantially all of the Company's stock or assets, and shall be binding upon Executive. The covenants referenced in Sections 4 and 5.2 shall survive cessation of Executive's employment with the Company, regardless of who causes the cessation and regardless of the circumstances surrounding the cessation of employment.

                  6.2 NOTICE. All notices required or permitted to be given under this Agreement shall be given in writing and shall be deemed sufficiently given if delivered by hand or mailed by registered mail, return receipt requested, to Executive's respective address and the principal offices of the Company, both listed above, with copies to:

                  Alfred O. Powell, Esq.
                  131 Dawn Drive
                  Mt. Holly, NJ  08060

                  Bill Contente, Esq.
                  Lucash, Gesmer & Updegrove, LLP
                  40 Broad Street
                  Boston, Massachusetts 02109

By giving notice to the other party in accordance with this Paragraph, each party may change the address at which it is to receive notices hereunder.

                  6.3 APPLICABLE LAW. This Agreement shall be governed by, construed in, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.

                  6.4 ARBITRATION. Except for any rights the Company may have to apply to a court of competent jurisdiction for specific performance or injunctive relief, including but not limited to enforcement of the Nondisclosure, Invention and Noncompetition Agreement and provisions of Section 4, any other dispute arising or relating to the interpretation, validity, or performance of this Agreement and any other dispute arising out of this Agreement which cannot be resolved by the parties shall, upon thirty (30) days' written notice by either party, be settled upon application of any such party by arbitration in the County of Suffolk, Massachusetts, in accordance with the prevailing National Rules for the Resolution of Employment Disputes of the American Arbitration Association (AAA), and judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. The arbitration filing fee shall be advanced by the initiating party and all other AAA administrative fees under this Paragraph shall be shared equally by the parties to such a dispute, subject to apportionment by the arbitrator in the award.

                  6.5 Independent Advice. Executive acknowledges that Executive has had the opportunity to evaluate this Agreement independently and with Executive's own professional advisors, and has not received and is not relying upon legal, tax or other professional advice from or on behalf of the Company in connection with entering into this Agreement.

                  6.6 Section Headings. All section headings are included herein for convenience and are not intended to affect in any way the meaning or interpretation of this Agreement.

                  6.7 Severability. In the event any provision of this Agreement is found to be invalid or unenforceable, such provision shall be severable from the Agreement and shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                  6.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties as to employment by the Company of Executive and may only be changed by a written document signed by both parties. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

                  6.9 Prior Agreements. This Agreement revokes, replaces and supersedes any prior agreements and understandings, whether written or oral relating to the subject matter of this Agreement between the Company and Executive.

         IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date set forth above, the Company acting herein by its duly authorized officer.

                                   I-MANY, INC.

                                   By:    /s/  WILLIAM F. DOYLE
                                          ----------------------
                                   Name:  William F. Doyle
                                   Title: Chairman of the Board
                                   Date:  October 17, 2001


                                   EXECUTIVE:

                                   By:     /s/ A. LEIGH POWELL
                                          ----------------------
                                   Name:   A. Leigh Powell
                                   Title:  Chief Executive Officer
                                   Date:   October 13, 2001

                        EXHIBIT A TO EMPLOYMENT AGREEMENT

               POSITION DESCRIPTION, SALARY AND BONUS INFORMATION



         The following provisions referenced in Sections 1 and 2 of the Agreement shall govern the employment of Leigh Powell by the Company:

         1. PRIMARY RESPONSIBILITIES AND GOALS. Chief Executive Officer

         2. BASE SALARY. Base Salary shall be defined as $250,000.00 per year (effective August 1, 2000) to be paid in accordance with regular payroll practices.

         3. PREVIOUS BASE SALARY. Executive acknowledges full satisfaction of any and all compensation due for services rendered to the Company prior to the date hereof.

                        EXHIBIT B TO EMPLOYMENT AGREEMENT

                                  BONUS PROGRAM

         Under the Company's discretionary, performance-based bonus program for fiscal year 2000, Executive may earn a bonus in the amount equal to (a) a minimum of 100%; and (b) a maximum of 300%, of Executives' base salary in effect in fiscal year 2000, based on criteria to be established by the Company's Board of Directors.

                        EXHIBIT C TO EMPLOYMENT AGREEMENT

   [See attached forms of Demand Note, Pledge Agreement and Stock Assignment]

                                   DEMAND NOTE

$_____________                                            As of ________, 2000

         FOR VALUE RECEIVED, A. Leigh Powell (the "Borrower"), at ______________________ ___________________, promises to pay to the order of
I-many, Inc. (the "Lender"), at 537 Congress Street, 5th Floor, Portland, ME 04101-3353, or at such other place as the Lender may designate, the principal amount of _________________________ Dollars ($_________), together with interest thereon, as set forth below.

         Interest (computed on the basis of the actual number of days elapsed over a 365 day year) on the unpaid principal balance hereof, in each case calculated from the date herein, shall accrue at a rate of Six and Thirty-three Hundredths percent (6.33%) per annum.

         At any time and from time to time, the Lender, at its option, may demand full repayment of all or any part of the unpaid principal and accrued interest hereunder. In addition, this Note shall automatically become due and payable in full upon the termination of the Borrower's employment with the Lender, regardless of the reason for such termination.

         This Note applies, inures to the benefit of, and binds the successors and assigns of the parties hereto. If any provision of this Note shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision of this Note shall not be affected thereby. The Borrower and each endorser or guarantor of this Note hereby waives presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof, and agrees to pay all costs of collection, including reasonable attorneys' fees and disbursements, in case the principal of this Note, or any part thereof, or any interest thereon, is not paid as demanded, or when due, whether suit be brought or not. No delay, omission or forbearance on the part of the holder in exercising any right hereunder, nor any waiver of any such right on any occasion, shall be construed as a bar to or waiver of any such right on any future occasion.

         This Note evidences a certain loan from Lender to Borrower for the sole purpose of the Borrower purchasing _______ shares of common stock of the Lender and paying associated taxes as described in that certain Employment Agreement dated as of ________, 2000, between Borrower and Lender (the "Agreement"), and the holder hereof is entitled to the benefits of the Agreement. The payment and performance of the obligations evidenced by this Note are secured by certain collateral pursuant to a Pledge Agreement dated as of ________, 2000 between Borrower and Lender (the "Pledge Agreement"). Neither this reference to such Agreement and collateral nor any provision of Agreement or the Pledge Agreement described in and contemplated by the Agreement shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal of and interest on this Note as provided herein.

         This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, excluding its conflicts of laws and choice of laws provisions.

         EXECUTED AS AN INSTRUMENT UNDER SEAL as of the date first above written.


                                               -----------------------------
                                                     A. Leigh Powell

                                PLEDGE AGREEMENT

                             As of __________, 200__

        The undersigned (the "Obligor") has delivered to I-many, Inc. ("I-many") certificate(s), duly endorsed in blank, evidencing the securities identified on SCHEDULE A hereto, as the same may from time to time hereafter be amended, all of which securities are (or will be) owned of record and beneficially by the Obligor (sometimes referred to in this Agreement as the "Securities" or the "collateral", which terms shall include any shares or other securities issued in connection with any stock split, stock dividend, stock combination, reorganization or similar event occurring with respect to the securities identified on SCHEDULE A); and I-many has taken possession of such Securities subject to such restrictions on transfer that may apply. The Obligor hereby agrees that such collateral is to be held by I-many together with the proceeds thereof (provided, that until the occurrence of a default on any of the obligations secured hereunder, cash dividends paid upon or with respect to the collateral shall be applied to pay the Note, as such term is defined below, in accordance with the terms thereof respecting prepayments) as security for the payment and performance of any and all obligations and liabilities of the Obligor pursuant to that certain Demand Note in the principal amount of $___________ dated as of _________, 200__, made by Obligor and payable to I-many (the "Note").

        I-many may at any time demand, sue for, receive and collect any moneys or money damages which may be or become payable under or on account of any securities or any other property held as collateral hereunder. I-many may pay such charges, taxes, assessments, liens and other expenses as it deems necessary or convenient to protect, maintain, preserve or collect the collateral or any part of it, or the value thereof, or any right pertaining thereto and, at any time after a failure to perform under, or breach of, terms of the Note by the Obligor ("Event of Default"), I-many may have the collateral transferred into its own name or that of a nominee. Beyond the exercise of reasonable care to assure the safe custody of securities or chattel paper while held hereunder I-many shall be under no duty or liability to collect the collateral or the income thereon or to protect or preserve rights pertaining thereto, and shall be relieved of all responsibility for the collateral on surrendering it to the Obligor.

        Upon the occurrence and during the continuance of an Event of Default under the Note, I-many shall have all of the rights and remedies of a secured party afforded by the Uniform Commercial Code as then in effect in Massachusetts or afforded by other applicable law.

        I-many will give the Obligor not less than fifteen business days' notice in writing, mailed, postage prepaid, to the last address of the Obligor known to him, of the time and place of any sale of the collateral or after which any private sale or intended disposition is to be made, which notice shall be deemed reasonable. The Obligor agrees to pay upon default of any of the obligations evidenced by the Note and secured hereunder all costs of collection, including costs incurred in the sale or disposition of the collateral and reasonable fees of an attorney, unless the Obligor can prove in legal proceedings that any such default was declared by I-many in violation of the terms of this or any related transaction document.

         No delay or omission on the part of I-many in exercising any right or remedy shall operate as a waiver thereof or of any other right or remedy. Waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All of I-many's rights and remedies, whether evidenced hereby or by any other agreement, instrument or paper, shall be cumulative and may be exercised singularly or concurrently, and nothing herein shall be deemed to limit in any way any rights I-many might otherwise have under any other instrument or by law, including without limiting the generality thereof, the right to negotiate the Note or any other instrument together with any collateral specifically described therein.

        Notwithstanding any other provision herein to the contrary, upon the satisfaction of the obligations evidenced by the Note from the net proceeds of the sale of the collateral, any excess proceeds shall be paid over to the undersigned.

        If the Obligor identifies a purchaser for and desires to sell any of the collateral, he shall make written request for the consent of I-many to release such collateral from this Pledge for the purpose of effecting such sale, such consent not to be unreasonably withheld or delayed; provided, however, that I-many may condition consent to the release of such collateral upon the prepayment of the Note by an amount equal to 100% of the net proceeds from the sale of such collateral.

        This Agreement shall take effect as a sealed instrument and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

                               -----------------------------
                                 A. Leigh Powell

Agreed and Accepted:

I-MANY, INC.


By:
    ----------------------------
Name:
Title:

                                   SCHEDULE A

_________ (___) Shares of the Common Stock of I-many, Inc., represented by Certificate No. __.

                              ASSIGNMENT OF SHARES


         FOR DUE CONSIDERATION, the undersigned hereby gifts, assigns and transfers unto I-many, Inc., _________________ (__________) shares of common stock, $.0001 per share par value (the "Shares"), of I-many, Inc. (the "Company") standing in his name on the books of the Company, and does hereby irrevocably appoint the Company as attorney to transfer said Shares on its books, with full power of substitution in the premises.





Dated as of
             ------------------------                --------------------------
                                                     A. Leigh Powell

                        EXHIBIT D TO EMPLOYMENT AGREEMENT

   [See attached Waiver and Amendment No.1 to Incentive Stock Option Agreements]

                                     WAIVER


       Reference is hereby made to a certain Employment Agreement (the "Employment Agreement") executed by A. Leigh Powell (the "Executive") and I-many, Inc., a Delaware corporation (the "Company"), dated October 13, 2000 (the "Effective Date"), pursuant to which the Executive agreed to, among other things, execute and deliver to the Company an Omnibus Amendment No.1 to Incentive Stock Option Agreement (the "ISO Amendment"), a copy of which form was attached to the Employment Agreement.

       Whereas, the ISO Amendment has not been fully executed by and between the Executive and the Company, and both parties have agreed that it is in the best interest of both parties not to enter into the ISO Amendment.

       Therefore, the Company hereby waives any and all rights to have the ISO Amendment executed by the Executive, and the Company and the Executive hereby consent to and confirm the effectiveness of the Employment Agreement as of the Effective Date notwithstanding the fact that the ISO Amendment has not been, and will not be, executed and entered into.

       IN WITNESS WHEREOF, the undersigned has duly executed this Waiver as an instrument under seal.


Date: May 14, 2001                       I-MANY, INC.


                                         By: /s/ PHILIP M. ST. GERMAIN
                                            -----------------------------------
                                            Name:  Philip M. St. Germain
                                            Title: Chief Financial Officer




Date: May 14, 2001                       EXECUTIVE:

                                         By: /s/ A. LEIGH POWELL
                                            -----------------------------------
                                            A. Leigh Powell

                                 AMENDMENT NO. 1
                                       TO
                        INCENTIVE STOCK OPTION AGREEMENTS


This Agreement is entered into by A. Leigh Powell (the "Executive") and I-many, Inc., a Delaware corporation (the "Company") on May 14, 2001.

BACKGROUND: The Executive and the Company have entered into five stock options agreements, with dates of April 29, 1998, May 3, 1999, July 27, 1999, September 23, 1999 and January 14, 2000 (each an "Option Agreement" and collectively, the "Option Agreements"). On or about October 13, 2000, the Company and the Executive verbally agreed to an amendment of the Option Agreements providing for 100% accelerated vesting upon a merger, change of control or sale the business or assets of the Company. The parties are entering into this Agreement to memorialize and ratify such amendment.

ACCORDINGLY, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

       1. Effective as of October 13, 2000, Section 3 of each Option Agreement is amended by inserting at the end of Section 3 the following new paragraph:

            "(g) COMPANY SALE. Notwithstanding anything to the contrary contained in Section 3: (i) if the Company is consolidated with or merged into another entity (other than a consolidation or merger in which the stockholders of the Company immediately prior to the consolidation or merger own a majority of the issued and outstanding shares of stock of the survivor corporation (or of an entity owning the survivor corporation) immediately after the consolidation or merger); or (ii) if the business of the Company is acquired by another entity in an acquisition of all or substantially all of the Company's assets; or (iii) an entity acquiring in a transaction or series of related transactions in a three-month period from the then-existing stockholders, more than 50% of the Company's issued and outstanding shares of capital stock (each a "Company Sale"); then all of the unvested shares on the date of the Company Sale shall become exercisable in full immediately prior to the closing of such Company Sale."

       2. Except as hereinabove set forth, each Option Agreement is confirmed and ratified, and shall continue in full force and effect in accordance with its terms, as amended.

       3. The Employee acknowledges and affirms that the Employee has had the opportunity to consult with the Employee's own legal, tax and financial advisors with respect to this Amendment and that he understands and agrees to the consequences of this Amendment. The Employee hereby releases the Company, its agents, officers, directors and employees from any and all claims or demands of any kind and nature which the Employee now has or has ever had relating in any way to an Option grant, an Option Agreement, this agreement, and any and all actions taken in connection with or related to any of the foregoing.

       IN WITNESS WHEREOF, the parties have executed this Amendment under seal as of the date first set forth above.

                                         I-MANY, INC.:

                                         By: /s/ PHILIP M. ST. GERMAIN
                                            -----------------------------------
                                            Name:   Philip M. St. Germain
                                            Title:  Chief Financial Officer

                                         EXECUTIVE:

                                         By: /s/ A. LEIGH POWELL
                                            -----------------------------------
                                            Name:    A. Leigh Powell

                        EXHIBIT E TO EMPLOYMENT AGREEMENT

                            NONDISCLOSURE, INVENTION
                          AND NONCOMPETITION AGREEMENT

         In consideration of employment of the Employee by the Company and payment to the Employee of salary or wages, this Agreement is made between I-Many, Inc. (the "Company"), a Delaware corporation with a principal office at 537 Congress Street, 5th Floor, Portland, ME 04101-3353, and A. Leigh Powell (the "Employee").

         1. BEST EFFORTS. The Employee agrees that, during the term of his employment with the Company, he will serve the Company faithfully and to the best of his ability and will devote his full business and professional time, energy and diligence to the business and affairs of the Company and to the performance of his duties as reasonably directed by the President of the Company or anyone designated by him.

         2. CONFIDENTIAL INFORMATION. The Employee acknowledges that, in order for him to perform his duties properly, the Company must necessarily entrust the Employee with certain trade secrets and confidential business information (the "Confidential Information"). The Confidential Information includes, but is not limited to: source code, object code, operational and functional features and limitations of the Company's software; the Company's research and development plans and activities; the Company's manufacturing and production plans and activities; the prices, terms and conditions of the Company's contracts with its customers; the identities, needs and requirements of the Company's customers; the Company's pricing policies and price lists; the Company's business plans and strategies; the Company's marketing plans and strategies; personnel information; and financial information regarding the Company. The Employee further acknowledges that the development or acquisition of such Confidential Information is the result of great effort and expense by the Company, that the Confidential Information is critical to the survival and success of the Company, and that the unauthorized disclosure or use of the Confidential Information would cause the Company irreparable harm.

          3. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. The Employee agrees that, during the term of his employment with the Company and thereafter, he will not disclose the Confidential Information or use it in any way, except on behalf of the Company, whether or not such Confidential Information is produced by the Employee's own efforts. The Employee further agrees, upon termination of his employment, promptly to deliver to the Company all Confidential Information, whether or not such Confidential Information was produced by the Employee's own efforts, and to refrain from making, retaining or distributing copies thereof.

         4. INVENTIONS AND DISCOVERIES. Any invention, discovery, development, improvement, procedure, writing, work or trade secret (collectively referred to herein as "Inventions") that relates to any phase of the business of the Company, or results from any work performed on the premises of the Company or by use of the facilities, equipment or services of other employees of the Company, whether patentable, copyrightable or not, and that is made or discovered by the Employee individually or jointly with any other person or persons during the term of the Employee's employment with the Company, shall forthwith be disclosed to the Company and shall be the sole property of the Company. Any such Invention shall be considered a work made for hire. The Employee assigns to the Company all of his right, title and interest to any such

Invention. The Employee further agrees to maintain adequate, current written records of any Invention within the scope of the foregoing provisions in the form of notes, sketches, drawings, memoranda or other written evidence, which records shall be and remain the sole property of the Company.

         5. PATENTS, TRADEMARKS AND COPYRIGHTS. The Employee agrees that, during the term of his employment with the Company and thereafter, he will, whenever requested to do so by the Company and at the expense of the Company, apply or join with the Company in applying for patents, trademarks, copyrights, letters patent and other means for the protection of proprietary information, both foreign and domestic, with respect to any Invention described in paragraph 4. The Employee shall execute and deliver to the Company any and all other documents and instruments that, in the opinion of the Company and its counsel, are appropriate in order to obtain said patents, trademarks, copyrights, letters patent and other means of protecting proprietary information. The Employee shall further execute and deliver all such other instruments and take all other actions that in the opinion of the Company and its counsel shall be appropriate to vest in the Company (or in such person as the Company may specify) all right, title and interest in said patents, trademarks, copyrights, letters patent and other means of protecting proprietary information, and shall cooperate and assist in any litigation commenced by the Company against third parties with respect to the same.

         6. POWER OF ATTORNEY. In the event the Company is unable, after reasonable effort, to secure Employee's signature on any letters patent, copyright or other analogous protection relating to an Invention, whether because of Employee's physical or mental incapacity or for any other reason whatsoever, Employee irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution thereon with the same legal force and effect as if executed by Employee.

         7. EMPLOYEE DEVELOPMENTS. Employee represents that all inventions, discoveries, developments, improvements, procedures, writings, works, trade secrets or other intellectual property rights to which Employee claims ownership as of the date of this Agreement (the "Employee Developments"), and which the parties agree are excluded from this Agreement, are listed in Exhibit A attached hereto. If no such Employee Developments are listed in Exhibit A, Employee represents that there are no such Employee Developments at the time of signing this Agreement.

         8.       RESTRICTIONS ON COMPETITION.

         The Employee agrees that, during the term of his employment with the Company and for a period of one (1) year after termination for any reason of Employee's employment, he will not, directly or indirectly, render services to, work for or on behalf of, have an interest in, make any loan to, or assist in any manner any business in ____________________ that is competitive with that in which the Company was engaged or planned to engage on the date of the Employee's termination from the Company. The foregoing shall not prevent the Employee from owning up to one percent (1%) of the outstanding securities of a publicly held corporation that may compete with the Company.

         The Employee agrees that, during the term of his employment with the Company and for a period of one (1) year after termination for any reason of Employee's employment, he will not, directly or indirectly, solicit or accept work from any individual or entity that was a customer of the Employer during the Employee's employment with the Company.

         The Employee further agrees that, during the term of his employment with the Company and for a period of one (1) year after termination for any reason of Employee's employment, he will not, directly or indirectly, render services to or work for or on behalf of any individual or entity that was a customer of the Company during the Employee's employment with the Company.

         9. NOTICE OF SUBSEQUENT EMPLOYMENT. Employee shall, for a period of one
(1) year after the termination of employment with the Company, notify the Company of any change of address, and of any subsequent employment (stating the name and address of the employer and the title and duties of the position) or other business activity.

         The Employee further agrees that the Company may, following termination of the Employee's employment for a period of one (1) year, communicate with the Employee's new employer for the purpose of informing the new employer of the existence of this Agreement and providing the new employer with a copy of this Agreement.

         10. ENTICEMENT. For a period of one (1) year after the termination of employment with the Company, Employee will not hire or attempt to hire any employee of the Company, or assist in such hiring by anyone else, to work as an employee or independent contractor with any business that is competitive with that in which the Company was engaged or planned to engage on the date of the Employee's termination from the Company.

         11. RETURN OF COMPANY PROPERTY. The Employee agrees, upon termination of his employment, promptly to deliver to the Company all files, keys, building passes, credit cards, books, documents, computer disks or tapes, and other property prepared by or on behalf of the Company or purchased with Company funds, and to refrain from making, retaining or distributing copies thereof. To the extent that Employee has any data belonging to the Company on any non-removable magnetic media owned by Employee (for example, a computer's hard disk drive), Employee agrees that immediately upon termination s/he will provide the Company with a copy of the data and then purge his or her computer of the data.

         12. SPECIFIC PERFORMANCE. The Employee acknowledges that a breach of this Agreement by the Employee will cause irreparable injury to the Company, that the Company's remedies at law will be inadequate in case of any such breach, and that the Company will be entitled to preliminary injunctive relief and other injunctive relief in case of any such breach.

         13. COMPLIANCE WITH OTHER AGREEMENTS. The Employee represents and warrants to the Company that the execution of this Agreement by him, his performance of his obligations hereunder, and his employment by the Company will not, with or without the giving of notice or the passage of time, conflict with, result in the breach or termination of, or constitute default under, any agreement to which the Employee is a party or by which the Employee is or may be bound.

         14. EMPLOYMENT AT WILL. The Employee agrees that he is an at-will employee of the Company and that he may terminate his employment at any time. The Employee further agrees that the Company may similarly terminate the Employee's employment at any time. This Agreement does not create an obligation on the part of the Company or any other person to continue the employment of the Employee.

         15. WAIVERS. The waiver by the Company or the Employee of any action, right or condition in this Agreement, or of any breach of a provision of this Agreement, shall not constitute a waiver of any other occurrences of the same event.

         16. SURVIVAL; BINDING EFFECT. This Agreement shall survive the termination of the Employee's employment with the Company regardless of the manner of such termination, and shall be binding upon the Employee and his heirs, executors and administrators.

         17. ASSIGNABILITY BY COMPANY. This Agreement is assignable by the Company and inures to the benefit of the Company, its subsidiaries, affiliated corporations, successors and assignees. This Agreement, being personal, is not assignable by the Employee.

         18. HEADINGS; GENDER REFERENCES. The section headings in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement. Wherever used herein, the masculine pronoun shall, as appropriate, be construed to include the feminine.

         19. SEVERABILITY. The covenants of this Agreement are intended to be separable, and the expressions used therein are intended to refer to divisible entities. Accordingly, the invalidity of all or any part of any paragraph of this Agreement shall not render invalid the remainder of this Agreement or of such paragraph. If, in any judicial proceeding, any provision of this Agreement is found to be so broad as to be unenforceable, it is agreed that such provision shall be interpreted to be only so broad as to be enforceable.

         20. GOVERNING LAW. This Agreement shall be deemed to have been made in Massachusetts and shall be governed by and construed in accordance with the substantive law of Massachusetts, excluding, however, such laws as pertain to conflicts of law.

         21. CONSENT TO JURISDICTION. Employee consents and submits to the jurisdiction of the state and federal courts in the state in which the Company's principal place of business is located at the time of termination of Employee's employment.

         22. ATTORNEY'S FEES. Employee agrees that in the event that the Employer brings suit to enforce any term of this Agreement, the Employee shall be liable for the Employer's reasonable attorney's fees and costs with respect to any claim or counterclaim as to which the Employer is the prevailing party.

         23. ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the entire understanding of the parties with respect to its subject matter, supersedes any prior communication or understanding with respect thereto, and no modification or waiver of any provision hereof shall be valid unless made in writing and signed by the parties.

         24. UNDERSTANDING OF AGREEMENT. THE EMPLOYEE STATES THAT HE HAS HAD A REASONABLE PERIOD SUFFICIENT TO STUDY, UNDERSTAND AND CONSIDER THIS AGREEMENT, THAT HE HAS HAD AN OPPORTUNITY TO CONSULT WITH COUNSEL OF HIS CHOICE, THAT HE HAS READ THIS AGREEMENT AND UNDERSTANDS ALL OF ITS TERMS, THAT HE IS ENTERING INTO AND SIGNING THIS AGREEMENT KNOWINGLY AND VOLUNTARILY, AND THAT IN DOING SO HE IS NOT RELYING UPON ANY STATEMENTS OR REPRESENTATIONS BY THE COMPANY OR ITS AGENTS.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement under seal as of the 30th day of September 2000.

I-MANY, INC.


By:  /s/ Philip M. St. Germain                    /s/ A. Leigh Powell
     --------------------------------            -----------------------------
      Philip M. St. Germain                       A. Leigh Powell
      Chief Financial Officer                     744 Signal Light Road
                                                  Moorestown, New Jersey 08057

                      EXHIBIT A TO NONDISCLOSURE, INVENTION
                          AND NONCOMPETITION AGREEMENT


                          List of Employee Developments